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EXHIBIT 99.1

MEDAMICUS, INC.
15301 Highway 55 West
Plymouth, MN 55447
Special Meeting of Shareholders
October 21, 2003
10:00 a.m., Minneapolis Time

MEDAMICUS, INC.
15301 Highway 55 West
Plymouth, Minnesota 55447

proxy

THIS PROXY IS SOLICITED ON BEHALF OFTHE BOARD OF DIRECTORS FOR USE AT THE SPECIAL MEETING ON OCTOBER 21, 2003.

The undersigned hereby appoints James D. Hartman and Mark C. Kraus, or either of them, as Proxies with full power of substition to vote all shares of common stock of Medamicus, Inc. held of record in the name of the undersigned at the close of business on September 11, 2003 at the Special Meeting of Shareholders of Medamicus, Inc. to be held on Tuesday, October 21, 2003 at 10:00 a.m., Minneapolis time, at the offices of Medamicus, or at any adjournment or adjournments, hereby revoking all former proxies.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

See reverse for voting instructions.

PROXY
1.
	Approval of the issuance of shares of common stock in an amount equal to 20% or more of Medamicus' outstanding common stock to BIOMEC Inc. and BIOMEC Cardiovascular Inc. ("BCI") under the asset purchase agreement dated July 21, 2003 among Medamicus, Inc., Medacquisition, Inc., BIOMEC and BCI.	☐ FOR	☐ AGAINST	☐ ABSTAIN
2.	Approval of an amendment to Medamicus' Articles of Incorporation to increase the authorized common stock of Medamicus from 9,000,000 to 20,000,000 shares.	☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	Approval of an amendment to the Medamicus, Inc. Stock Option Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder from 700,000 to 900,000 shares.	☐ FOR	☐ AGAINST	☐ ABSTAIN
4.
	Approval to adjourn the meeting to a later time to permit, among other things, further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of the foregoing items.	☐ FOR	☐ AGAINST	☐ ABSTAIN
5.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box
Please sign your name exactly as it appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

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  EXHIBIT 99.1